                                                                   Exhibit 10.15




                   KORN/FERRY INTERNATIONAL FUTURESTEP, INC.
                            A Delaware corporation


                             EMPLOYMENT AGREEMENT

                                 MAN JIT SINGH

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of December 1, 1997 (the "Agreement Date"), by and between KORN/FERRY INTERNATIONAL FUTURESTEP, INC., a Delaware corporation ("Company") and MAN JIT SINGH, an individual ("Executive").


                                  ARTICLE 1.

                                   RECITALS

     1.1 The primary business purpose of the Company is to create, establish and maintain a business providing executive search and ancillary services to candidates and client companies on-line through the medium of the Internet (the "Business"). The Company will be a subsidiary of Korn/Ferry International, a California corporation ("KFI").

     1.2 The purpose of this Agreement is to set forth the terms and conditions under which the Company will employ Executive as its President and Chief Executive Officer.

     1.3  Concurrently herewith, Executive and other Persons (the
"Shareholders") and the Company are entering into a certain Shareholders Agreement of even date (the "Shareholders Agreement"), pursuant to which the Shareholders and the Company have agreed upon matters relating to the management, control and operation of the Company, and restrictions upon the transfer of shares of the capital stock of the Company.

     1.4 Concurrently herewith, KFI and the Company are entering into a certain License Agreement of even date, pursuant to which, among other things, KFI will license to the Company the use of its name in connection with the Business (the "License Agreement").

     1.5 Concurrently herewith, the Company and the Shareholders are entering into a certain Stock Purchase Agreement of even date, pursuant to which, among other things, the Shareholders, including Executive, agree to purchase shares of the capital stock of the Company (the "Stock Purchase Agreement").

     1.6 Concurrently herewith, KFI and Executive are entering into a certain Agreement of even date ("KFI/Singh Agreement") and a certain Stock Repurchase Agreement ("KFI Stock Repurchase Agreement"), pursuant to which, among other things, Executive is hired as a Vice President of KFI and admitted as a shareholder of KFI, subject to the terms and conditions set forth therein.

     1.7 The Company and Executive intend that the Shareholders Agreement, the License Agreement, the Stock Purchase Agreement, the KFI/Singh Agreement and the KFI Stock Repurchase Agreement, be executed and delivered concurrently with the execution and delivery of this Agreement.

     1.8 Unless otherwise defined herein, all capitalized terms used in this Agreement, shall have the meanings set forth in the Appendix annexed hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 2.

                              TERM OF EMPLOYMENT

     2.1  Term. The term of this Agreement (the "Term") shall commence on the
          ----
Agreement Date and automatically expire on the earlier of (a) the date on which this Agreement is terminated under Article 7 below or (b) the third (3rd) anniversary of the Agreement. Subject to the provisions of this Agreement, the Company hereby employs Executive and Executive hereby accepts employment with the Company for the Term.

                                  ARTICLE 3.

                   DUTIES AND RESPONSIBILITIES OF EXECUTIVE

     3.1  Performance of Duties. Executive agrees that during the Term, his
          ---------------------
employment hereunder will be on a full-time basis, and he will faithfully and efficiently perform his duties and shall devote his full time, efforts, ability, and attention to the Business. Executive shall report to the Company's Board of Directors (the "Board").

     3.2  Description of Duties. Executive shall serve as the President and
          ---------------------
Chief Executive Officer of the Company. In this capacity, Executive shall be responsible for the day-to-day operations of the Business and the long term overall management, planning and internal operations of the Business, including without limitation, using his best efforts to (i) maintain and develop the Business and (ii) meet the objectives of the Company's Operating Plan. Furthermore, Executive shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, including, but not limited to, undertaking such travel as is reasonably necessary to perform such duties, and shall perform such other duties as are commonly performed by the President and Chief Executive Officer of a privately-held start-up business which may from time to time be reasonably prescribed by the Board or by the Chairman. Furthermore, Executive shall abide by all policies and procedures adopted by the Company or the Board.

     3.3  Other Employment. During the Term, unless the Board otherwise
          ----------------
consents, which consent shall not be unreasonably delayed or withheld, Executive shall not serve as a director, employee, independent contractor, or officer of another business, whether or not such business is pursued for gain, profit or other pecuniary advantage, and whether or not for compensation; provided, however, that Executive may, (i) serve in any capacity with trade organizations related to the Business, (ii) accept speaking engagements related to the Business, so long as such activities do not interfere with the performance of his duties hereunder, and (iii) serve as an executive officer or employee of KFI.

                                  ARTICLE 4.

                           COMPENSATION AND BENEFITS

     4.1  Base Salary. During the Term, Company shall pay to Executive a base
          -----------
salary at an rate of Three Hundred and Fifty Thousand Dollars ($350,000.00) per year, payable monthly during the Term in accordance with the Company's regular payroll practices.

     4.2  Bonus Compensation. As further incentive to Executive, the Company
          ------------------
shall pay to Executive bonus compensation as provided in this Section 4.2 below (the "Bonus Compensation"). Any such Bonus Compensation shall be paid to Executive no later than the ninetieth (90th) day following the end of the calendar year in which the Bonus Compensation is earned. The Bonus Compensation shall, subject to the limitations set forth below, be payable with respect to each year of the Term of this Agreement:

          4.2.1 Operating Plans. Within thirty (30) days after the Agreement
                ---------------
Date, and within thirty (30) days before the end of each calendar year thereafter, the Executive shall, in consultation with the Board, develop and determine a financial and business operating plan for the Company for the succeeding twelve month period, which plan shall be subject to the approval of the Board. The financial and business operating plan as finally approved by the Board shall be referred to as the "Operating Plan."

          4.2.1 Performance Objectives. Each Operating Plan shall contain
                ----------------------
financial and other objectives for the Company and its Business during the period covered by the Operating Plan and shall set forth the expected timing for achievement of such financial and other objectives. Each Operating Plan may also contain objectives specifically relating to Executive and the performance of his duties and responsibilities hereunder.

          4.2.2 Amount of Bonus Compensation. Each Operating Plan shall set
                ----------------------------
forth the amount of Bonus Compensation which Executive will receive for the timely achievement of the various financial and other objectives set forth in such Operating Plan. If all objectives are achieved, the Executive be entitled to receive aggregate Bonus Compensation in any given year in an amount which equals approximately twenty-five percent (25%) of the base salary referred to in
Section 4.1 above.

          4.2.3 Determination of Achievement. The Board shall determine, in good
                ----------------------------
faith, whether Executive has earned any Bonus Compensation for any given year. Such determination by the Board shall be binding and conclusive upon the Company and Executive.

     4.3  Other Benefits. Except as otherwise herein provided, in his capacity
          --------------
as a Vice President of KFI pursuant to the KFI/Singh Agreement, Executive shall be entitled, during the Term, to participate in any group insurance, deferred compensation or other plan or program adopted by KFI for the benefit of its United States executive employees of similar stature in accordance with the provisions of the respective plan or plans.

     4.4  Reimbursement of Business Expenses.
          ----------------------------------

          4.4.1 Ordinary Expenses. Company shall promptly reimburse Executive
                -----------------
for all reasonable ordinary and necessary business expenses incurred by Executive in connection with the performance by Executive of his duties under this Agreement ("Ordinary Business Expenses"). With respect to each such expenditure, Executive shall furnish to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

          4.4.2 Extraordinary Expenses. Any single Ordinary Business Expense
                ----------------------
with a cost in excess of that amount established from time to time by the Board shall be deemed to be an extraordinary business expense ("Extraordinary Business Expense"). Executive shall not incur any Extraordinary Business Expense unless such expense has been approved in advance by the Chairman or by the Board. If Executive fails to obtain the approval of the Chairman or the Board, the Company may refuse to reimburse Executive for that expense.

     4.5  Annual Vacation/Sick Leave. Executive shall be entitled to twenty (20)
          --------------------------
days paid annual vacation, exclusive of sick leave and holidays recognized by the Company, which may be taken at such times as are consistent with good business practices. Such vacation time shall be prorated for employment periods less than a full calendar year. Executive may accrue up to fifteen (15) days of vacation, plus any vacation days scheduled by Executive but canceled on order of the Board, in any one (1) calendar year during the Term (the "Annual Vacation Accrual Limit"). In the event that Executive reaches the Annual Vacation Accrual Limit, Executive shall not be eligible to earn additional vacation until Executive uses a portion of such earned and accrued vacation. Executive shall be entitled to sick leave in accordance with the Company's general policy for its employees, as such policy is modified by the Company from time to time.

     4.6  Repayment of Unauthorized Reimbursement. If any amount paid by the
          ---------------------------------------
Company to Executive as reimbursement for any Ordinary Business Expense or Extraordinary Business Expense, is finally determined by the Board in its good faith judgment not to be authorized under this Agreement, the part disallowed shall be repaid to the Company by Executive upon demand.

     4.7  No Liability on the Part of KFI. Executive understands and agrees that
          -------------------------------
KFI shall have no liability or responsibility whatsoever for the payment of any sums due to Executive under this Agreement or for any benefits to be provided by the Company to Executive under this Agreement or otherwise.

                                  ARTICLE 5.

                  CONFIDENTIAL INFORMATION AND OTHER MATTERS

     5.1  Company Information. Executive acknowledges that (i) he holds a senior
          -------------------
management position with the Company, (ii) in such capacity he is responsible for carrying out procedure and methods by which the Company develops and conducts its business, (iii) he has access to the Company's clients, channels for developing clients and recruiting executives for employment, and other Confidential Information, (iv) he has direct substantial responsibility to maintain the Company's business relationship with clients of the Company, (v) it would be unfair to the Company if Executive were to appropriate to himself or others the benefits of the Company's developing such business relationships, especially when the Executive enjoys a relationship with a client of the Company as a result of his being introduced to the client's personnel as a representative of the Company, (vi) it would be unfair to the Company if the Executive were to appropriate to himself or others the benefits of the business, personnel and other Confidential Information which the Company has developed in the conduct of its businesses, and (vii) it is therefore fair that reasonable restrictions should be placed on certain activities of the Executive after his employment with the Company terminates.

          5.1.1 Executive agrees that he shall not, either during the Term (except as necessary to carry on the business of the Company), or at any time after the expiration or termination of his employment, directly or indirectly, use or disclose to any Person (other than Persons at the Company or KFI), any Confidential Information. Without limiting the generality of the foregoing, Executive agrees that he will not, at any time after the expiration or termination of his employment, directly or indirectly (as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, member or otherwise), use any Confidential Information to (i) solicit or accept any executive search or placement assignment from, or otherwise attempt to provide services then provided by the Company to, any Person; or (ii) solicit for employment or otherwise attempt to engage the services of any employee of the Company or KFI or their subsidiaries or Affiliates.

          5.1.2 Executive further agrees that for the two year period immediately subsequent to the expiration or termination of his employment, he will not directly or indirectly (as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, member or otherwise) solicit for employment or otherwise attempt to engage the services of any employee of the Company or KFI or their subsidiaries or Affiliates.

          5.1.3 Nothing herein shall be deemed to prevent the Executive after termination or expiration of his employment from engaging in business competitive to that of the Company, provided the Executive does so without using Confidential Information or otherwise violating the terms and conditions of this Agreement.

          5.1.4 Executive recognizes and acknowledges that any breach of the foregoing provisions would result in immeasurable and irreparable harm to the Company, and accordingly, agrees that in addition to, and not in lieu of, all other remedies available to the Company by reason of such breach, the Company shall be entitled to temporary and permanent injunctive relief to prevent the occurrence or continuation thereof.

     5.2  Third Party Information. Executive recognizes that from time to time
          -----------------------
the Company may receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person or to use it except as necessary in carrying out his work for the Company, consistent with the Company's agreement with such third party.

     5.3  Noncompetition Provisions.
          -------------------------

          5.3.1 Executive agrees that during the Term, he will not engage in any other employment, occupation, consulting or other business activity directly related to the Business or related to any other business in which the Company is now or hereafter involved, and Executive will not engage in any other activities which conflict with his obligations to the Company.

          5.3.2 Executive further agrees that during the Term, he will not become a Company Competitor.

          5.3.3 The provisions of this Section 5.3 are in addition to, and not in lieu of, the other Noncompetition Provisions contained in the Stock Purchase Agreement and the Shareholders Agreement, which apply to Executive in his capacity as a Shareholder.

     5.4  Returning Company Documents. Executive agrees that upon termination or
          ---------------------------
expiration of his employment with the Company, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property, or reproductions of any of the foregoing items, which constitute the property of the Company.

     5.5  Notification of New Employer. In the event of the termination or
          ----------------------------
expiration of the employment of the Executive, the Executive hereby grants his consent to the notification by the Company to Executive's new employer solely about the existence of this Agreement. If requested by such new employer or if the Company reasonably believes it to be necessary in order to protect the Company's rights hereunder, the Company may notify the new employer or other appropriate parties about the existence of the provisions of Article 5 of this Agreement.

     5.6  Compensation from Others. All compensation for services related to the
          ------------------------
conduct of the Business, including equity or equity-type payments, and consulting or advisory fees, received by or payable to Executive during the Term from Persons other than the Company, shall be paid to the Company unless otherwise approved by the Board.

                                  ARTICLE 6.

                                  INVENTIONS


     6.1  Inventions Retained and Licensed. Executive hereby represents and
          --------------------------------
warrants that he has no inventions, original works of authorship, developments, improvements, or trade secrets which were made by Executive prior to his employment with the Company ("Prior Inventions") and which are owned by Executive and relate to or could relate to the Business, the Company, or its products or services, or its research or development activities.

     6.2  Assignment of Inventions. Executive agrees that he will promptly make
          ------------------------
full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of his right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, service marks, tradenames or trade secrets, whether or not it is or could be subject to a patent or copyright or trademark under patent, copyright, trademark or similar laws, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Term (collectively, the "Inventions"), except as provided in Section 6.6 below. Executive further acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of his employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any Invention developed by Executive solely or jointly with others is within the Company's sole discretion and for the Company's sole use and benefit and that no royalty or other compensation will be due to Executive as a result of the Company's efforts to commercialize or market any such Invention.

     6.3  Inventions Assigned to the United States. Executive agrees to assign,
          ----------------------------------------
without compensation of any kind, to the United States of America or any governmental entity or agency thereof all of his right, title and interest in and to any and all Inventions whenever such assignment is requested by the Company.

     6.4  Maintenance of Records. Executive agrees to keep and maintain adequate
          ----------------------
and current written records of all Inventions made by Executive (solely or jointly with others) during the Term. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be made available to and remain the sole property of the Company at all times.

     6.5  Patent and Copyright Registrations. Executive agrees to assist the
          ----------------------------------
Company, or its designees, at the Company's expense, in every proper way to secure or evidence the Company's rights in the Inventions and any copyrights, trademarks, service marks, tradenames, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, titles and interests in and to such Inventions, and any copyrights, trademarks, service marks, tradenames, patents, mask work rights or other intellectual property rights relating thereto. If for any reason Executive refuses, fails or is unable to sign or pursue any application for any United States or foreign patent, trademark, or copyright registrations covering Inventions or original works of authorship assigned to the Company, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the agent and attorney in fact of Executive to act for and in Executive's behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright or trademark registrations thereon with the same legal force and effect as if executed by the Executive.

     6.6  Exception to Assignments. Executive understands that the provisions of
          ------------------------
this Agreement requiring assignment of Inventions to the Company do not apply to any Invention which qualifies fully under the provisions of California Labor Code Section 2870. Executive will advise the Company promptly in writing of any Inventions that Executive believes meet the criteria section forth in said statute. Executive hereby represents and warrants to the Company that as of the Agreement there are no Inventions which are not assignable to the Company under the provisions of California Labor Code Section 2870.

                                  ARTICLE 7.

                           TERMINATION AND SEVERANCE

     7.1  Termination for Cause. Company reserves the right to terminate
          ---------------------
Executive's employment hereunder at any time for cause. For purposes of this Agreement, "cause" shall mean, in the good faith opinion of the Board, one or more of the following: (i) a breach by Executive of a material provision of this Agreement, the Stock Purchase Agreement, the Shareholders Agreement, the KFI/Singh Agreement or the KFI Stock Repurchase Agreement, (ii) the habitual neglect by Executive of his duties under this Agreement or the KFI/Singh Agreement, and the failure of Executive to cure such habitual neglect within twenty (20) days after written notice of such habitual neglect has been given by the Company to Executive, specifying in reasonable detail the nature of the habitual neglect, (iii) the commission by Executive of a willful act of dishonesty, fraud, or material misrepresentation, (iv) breach of fiduciary duty or duty of loyalty by Executive which results in material harm to the Company or the Business; (v) the chronic alcoholism or addiction of Executive to non-medically prescribed narcotics; or (vi) the conviction of Executive or the entry by Executive of a plea of nolo contendre with respect to any misdemeanor crime
                          --------------
involving moral turpitude or with respect to any felony crime. With the exception of the covenants included in Section 7.5 below, upon a termination of Executive's employment pursuant to this Section 7.1.1, the obligations of Executive and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement, the Stock Purchase Agreement or the Shareholders Agreement.

     7.2  Termination Without Cause.
          -------------------------

          7.2.1 Termination by Company. Notwithstanding anything to the contrary
                ----------------------
contained in this Agreement, Executive's employment may be terminated at any time by the Board without cause. With the exception of the covenants included in
Section 7.5 below, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease.

          7.2.2 Deemed Termination by Company. If the duties and
                -----------------------------
responsibilities of Executive are substantially reduced below those appropriate for Executive's position as provided in Section 3.2, and Executive delivers written notice of such reduction to the Company promptly after such reduction occurs, and the Company does not restore duties and responsibilities to Executive sufficient to make the duties and responsibilities appropriate for Executive's position, duties and responsibilities as provided in Section 3.2 within thirty (30) days after the receipt by the Company of such notice, then if Executive terminates his employment with the Company on or before the tenth (10/th/) business day following the expiration of such thirty (30) day period, such termination shall be deemed a termination by the Company without cause within the meaning of Section 7.2.1 above. If for any reason Executive does not terminate his employment within said ten (10) day period, but does terminate his employment thereafter, such termination shall be deemed a termination by Executive without cause within the meaning of Section 7.2.3 below.

          7.2.3 Termination by Executive. Executive may terminate his employment
                ------------------------
at any time without cause by giving the Board at least ninety (90) days prior written notice of such termination and by submitting his written resignation as an officer and director of the Company, effective as of the date of termination of his employment. With the exception of the covenants included in Section 7.5 below, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease.

     7.3  Termination Upon Death or Permanent Disability of Executive.
          -----------------------------------------------------------
Executive's employment shall terminate upon the death or permanent disability of Executive. Upon such termination, the obligations of Executive and Company under this Agreement shall immediately cease, except as provided in Section 7.5 below.

     7.4  Termination Upon Disability of Executive. Company reserves the right
          ----------------------------------------
to terminate Executive's employment if Executive becomes "Disabled." The term "Disabled" shall mean the failure of Executive to render the services provided for in this Agreement or in the KFI/Singh Agreement or other failure by Executive to discharge his duties and responsibilities as the Chief Executive Officer of the Company or as a Vice President of KFI, for a period of sixty (60) consecutive days or for nonconsecutive periods aggregating more than one hundred and twenty (120) days within any given twelve (12) month period, by reason of an accident or illness, or physical or mental disability, or other incapacity. With the exception of the covenants included in Section 7.5 below, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease.

     7.5  Payments Upon Termination. The following provisions shall set forth
          -------------------------
the payments and other sums required to be paid to Executive in the event of a termination of his employment with the Company.

          7.5.1 Termination by Company for Cause. In the event that Executive's
                --------------------------------
employment is terminated by Company for cause pursuant to Section 7.1, Company shall pay to Executive, within ten (10) business days after such termination, any accrued and unpaid salary which had been earned by Executive under this Agreement prior to the date of such termination, together with a per diem amount based upon such salary for any accrued vacation days not previously taken by Executive in the calendar year in which termination occurs. Executive shall not be entitled to receive any other compensation or benefits otherwise payable under this Agreement and shall not be entitled to receive any severance or similar pay; provided, however, that Company shall reimburse Executive for expenses incurred through the termination date in accordance with the provisions of Section 4.4 above.

          7.5.2 Termination by the Company Without Cause. In the event that
                ----------------------------------------
Executive's employment is terminated by the Company without cause pursuant to
Section 7.2.1 or Section 7.2.2, Executive shall be entitled to severance pay as follows: (i) if such termination occurs prior to December 31, 1998, an amount equal to his then base monthly salary under Section 4.1 for the remainder of the Term, but in no event more than the base monthly salary payable to Executive under Section 4.1 for nine (9) months, payable at the election of Executive in a lump sum or in installments, without interest, and (ii) if such termination occurs at any time after December 31, 1998, an amount equal to his then base monthly salary under Section 4.1 for the remainder of the Term, but in no event more than the base monthly salary payable to Executive under Section 4.1 for six
(6) months, payable at the election of the Executive in a lump sum or in installments, without interest, and (iii) if such termination occurs at any time, the maximum permissible Bonus Compensation which Executive had earned as of the date of termination of his employment, determined in accordance with the terms and conditions of Section 4.2 above for the year in which such termination occurs, pro rated through the date of termination on a per diem basis, and (iv) continuation of the "other benefits" referred to in Section 4.3 for the lesser of the following periods (which lesser period is sometimes referred to as the "Severance Period"): (A) the remainder of the Term or (B) the nine (9) month or six (6) month period referred to in subparagraphs (i) or (ii) above, whichever is applicable. Furthermore, within ten (10) business days after such termination, Company shall pay to Executive a per diem amount based upon such salary for any accrued vacation days not previously taken by Executive in the calendar year in which termination occurs. Executive shall not be entitled to receive any other compensation or benefits otherwise payable under this Agreement and shall not be entitled to any other severance or similar pay; provided, however, that Company shall reimburse Executive for expenses incurred through the termination date in accordance with the provisions of Section 4.4 above.
          7.5.3 Termination by Executive Without Cause. In the event that
                --------------------------------------
Executive's employment is terminated by Executive pursuant to Section 7.2.3, the Executive shall be entitled to the same compensation and benefits as provided in
Section 7.5.1 above.

          7.5.4 Death or Permanent Disability of Executive. In the event that
                ------------------------------------------
Executive's employment hereunder is terminated due to Executive's death or permanent disability pursuant to Section 7.3, the Executive's estate shall be entitled to the same compensation and benefits as provided in Section 7.5.1 above.

          7.5.5 Disability of Executive. In the event that Executive's
                -----------------------
employment hereunder is terminated because Executive has become Disabled pursuant to Section 7.4, Executive shall be entitled to the same compensation and benefits as provided in Section 7.5.1 above.

     7.6  Effect of Termination on KFI/Singh Agreement. If for any reason
          --------------------------------------------
whatsoever, the Executive's employment with the Company expires or is terminated by the Company or by the Executive, then the Executive's employment with KFI pursuant to the KFI/Singh Agreement shall automatically and concurrently expire or terminate, as applicable, without any severance or other compensation or payments being payable by KFI to Singh.

                                  ARTICLE 8.

                                 MISCELLANEOUS

     8.1  No Assignment of Rights or Delegation of Duties by Executive;
          -------------------------------------------------------------
Assignment by Company. Executive's rights and benefits under this Agreement are
---------------------
personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Executive may not delegate his duties or obligations hereunder. The Company may, without the consent of any other party hereto, assign its rights and delegate its duties under this Agreement to any Person which acquires all or substantially all of the assets of the Company, either through a purchase of such assets, by merger, consolidation or otherwise.

     8.2  Preparation of Agreement. It is acknowledged by each party that such
          ------------------------
party either had separate and independent advice of counsel or the opportunity to avail itself or himself of separate and independent legal counsel. Specifically, Executive understands and acknowledges that the law firm of Morrison & Foerster LLP, is not legal counsel to the Executive. In light of these and other relevant facts it is further acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

     8.3  Cooperation and Further Assurances. Each party agrees, without further
          ----------------------------------
consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     8.4  Interpretation.
          --------------

          8.4.1 Entire Agreement/No Collateral Representations. Each party
                ----------------------------------------------
expressly acknowledges and agrees that this Agreement, the Stock Purchase Agreement, the Shareholders Agreement, the KFI/Singh Agreement, the KFI Stock Repurchase Agreement, and the License Agreement: (i) are the final expression of the parties agreements with respect to the subject matter hereof and thereof and are the complete and exclusive statements of the terms of such agreement; (ii) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such Prior Agreements are of no force or effect except as expressly set forth herein and therein; and (iii) may not be varied, supplemented or contradicted by evidence of Prior Agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

          8.4.2 Waiver. No breach of any agreement or provision herein
                ------
contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

          8.4.3 Remedies Cumulative. Except as otherwise provided in this
                -------------------
Agreement, the remedies of each party under this Agreement, the Shareholders Agreement, the Stock Purchase Agreement, the License Agreement, the KFI/Singh Agreement, and the KFI Stock Repurchase Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

          8.4.4 Severability. If any term or provision of this Agreement or the
                ------------
application thereof to any Person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

          8.4.5 No Third Party Beneficiary. The parties specifically disavow any
                --------------------------
desire or intention to create any third party beneficiary obligations, and specifically declare that no third party shall have any rights hereunder or any right of enforcement hereof.

          8.4.6 No Reliance Upon Prior Representation. The parties acknowledge
                -------------------------------------
that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, partially perform, or part with value in reliance upon such representation or promise; the parties acknowledge that they have taken such action at their own risk; and the parties represent that they have not so changed their position, performed or parted with value prior to the time of their execution of this Agreement.

          8.4.7 Headings; References; Incorporation; Gender. The headings used
                -------------------------------------------
in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

     8.5  Enforcement.
          -----------

          8.5.1 Applicable Law. This Agreement and the rights and remedies of
                --------------
each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

          8.5.2 Consent to Jurisdiction; Service of Process. Any action or
                -------------------------------------------
proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          8.5.3 Attorneys' Fees and Costs. If any party institutes or should the
                -------------------------
parties otherwise become a party to any Action Or Proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the Prevailing Party in any such Action Or Proceeding, whether or not such Action Or Proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-Prevailing Party as a cost of suit, and not as damages, all Costs And Expenses of prosecuting or defending the Action Or Proceeding, as the case may be, including, without limitation, reasonable Attorneys' And Other Fees.

     8.6  Notices. Any notice, approval, disapproval, consent, waiver, or other
          -------
communication (collectively, "Notices") required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or mailed, certified or registered United States mail, postage prepaid, return receipt requested, or sent by Federal Express or other reliable overnight carrier for next business day delivery, or by fax. All Notices shall be deemed delivered (a) if personally served, when actually delivered to the address of the person to whom such Notice is given, (b) if sent via Federal Express or other overnight courier for next business day delivery, one (1) business day following the date on which the Notice is given to Federal Express or other overnight courier, (c) if by mail, three (3) days following deposit in the United States mail, or (d) if by fax, when the transmitting telecopier machine has confirmed that the Notice has been completed or sent without error. All Notices shall be addressed to the party to whom such Notice is to be given at the party's address set forth below or as such party shall otherwise direct by Notice sent pursuant to this
Section 8.6:

     If Company:         Korn/Ferry International Futurestep, Inc.
                         c/o Korn/Ferry International
                         1800 Century Park East, Suite 900
                         Los Angeles, California 90067
                         Attention: Peter L. Dunn, Vice Chairman
                         Telephone: (310) 843-4100
                         Telecopier: (310) 553-8640

     With a copy to:     Michael C. Cohen, Esq.
                         Morrison & Foerster LLP
                         555 West Fifth Street; 35th Floor
                         Los Angeles, California 90013
                         Telephone: (213) 892-5404
                         Telecopier: (213) 892-5454

     If to Executive:    Mr. Man Jit Singh
                         1050 Brooklawn Drive
                         Los Angeles, CA 90077
                         Telephone: (310) 278-1572
                         Telecopier: (310) 278-1572

     With a copy to:     Paul H. Irving, Esq.
                         Manatt, Phelps & Phillips LLP
                         11355 W. Olympic Boulevard
                         Los Angeles, CA 90064

                         Telephone: (310) 312-4000
                         Telecopier: (310) 312-4224

     8.7  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                   COMPANY:

                                   KORN/FERRY INTERNATIONAL FUTURESTEP, INC., a Delaware corporation


                                   By:  /s/ Richard Ferry
                                        -----------------------------------
                                            Richard Ferry, Chairman


                                   EXECUTIVE:


                                        /s/ Man Jit Singh
                                   ----------------------------------------
                                            MAN JIT SINGH

                                   APPENDIX

                              CERTAIN DEFINITIONS

     1. "Action Or Proceeding" means any and all claims, suits, actions, notices, inquiries, proceedings, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

     2. "Affiliate" means with respect to any person or entity ("Person No. 1"), any other person or entity which either (i) directly or indirectly owns or controls Person No. 1, or (ii) is directly or indirectly owned or controlled by Person No. 1, or (iii) is under direct or indirect common control with Person No. 1. The term "control" (and its corollaries) includes, without limitation, ownership of interests representing a majority of total voting power in an entity, and "ownership" (and its corollaries) includes, without limitation, ownership of a majority of the equity interests in an entity.

     3. "Agreement" means this Agreement and all agreements, exhibits, schedules and appendices expressly annexed hereto.

     4. "Attorneys' And Other Fees" means attorneys' fees, accountants' fees, fees of other professionals, witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), and any and all other similar fees incurred in the prosecution or defense of an Action Or Proceeding.

     5. "Company Competitive Business" means any business which competes, directly or indirectly, in part or in whole, with any business now or hereafter conducted or engaged in (a) by the Company, or (b) by any Person in which the Company has an equity interest, either directly or indirectly, which affords the Company more than ten percent (10%) of the voting power of such Person.

     6. "Company Competitor" means any Person (other than KFI or any Affiliate of KFI) who (a) engages, directly or indirectly, in any Company Competitive Business, or (b) becomes an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager, consultant, supplier, vendor, agent, lessor or lessee of or to any Company Competitive Business, or (c) otherwise in any manner associates with, or aids or abets, or gives information or financial assistance to any Company Competitive Business.

     7. "Confidential Information" means all proprietary and confidential information regarding the Company, KFI, their businesses, clients, and personnel, including, without limitation: (a) client lists, client prospects, and business development information; (b) company lists, profiles and reports, position specifications, salary structures, and engagement information; (c) source lists, executive lists, and candidate lists, profiles and reports; (d) candidate resumes, appraisals, compensation information, and reference reports;
(e) search executive methodologies; (f) training and research materials and methodologies; (g) structure, operations, pricing, financial and personnel information; (h) information systems design and procedures; (i) computer technology designs, hardware configuration systems, and software designs and implementations; (j) information databases, interactive procedures, tests, analysis and studies developed by or for the benefit of the Company or KFI; (k) plans, designs, inventions, formulas, research and technology developed by or for the benefit of the Company or KFI; (l) personal histories or resumes, employment information, business information, business secrets of clients and candidates; (m) trade secrets of the Company and KFI; (n) plans, prospects, policies, practices, and procedures of the Company and KFI which are not generally known in the industry; (o) all New Information; and (p) all other proprietary and confidential information of every nature and source. The term "Confidential Information" does not include any information which: (A) is or becomes generally available to the public through no breach of this Agreement or any other agreement to which the Company or KFI is a party; (B) was received from a third party free to disclose such information without restriction; (C) is approved for release in writing by the Board of Directors of the Company or KFI, subject to whatever conditions are imposed by such Boards; (D) is required by law or regulation to be disclosed, but only to the extent necessary and only for the purpose required; or (E) is disclosed in response to a valid order of a court or other governmental body, but only to the extent necessary and for the purpose required, if and only if, the Company and KFI are first notified of the order and are permitted to seek an appropriate protective order against public disclosure of such information.

     8. "Costs And Expenses" means the cost to take depositions, the cost to arbitrate a dispute, if applicable, and the costs and expenses of travel and lodging incurred with respect to an Action Or Proceeding.

     9. "KFI Competitive Business" means any business which competes, directly or indirectly, in part or in whole, with any business now or hereafter conducted or engaged in (a) by KFI or its Affiliates, or (b) by any Person (other than the Company) in which KFI or an Affiliate of KFI has an equity interest, either directly or indirectly, which affords KFI or such Affiliate more than ten percent (10%) of the voting power of such Person.

     10.  "KFI Competitor" means any Person (other than KFI or any Affiliate of
KFI) who (a) engages, directly or indirectly, in any KFI Competitive Business, or (b) becomes an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager, consultant, supplier, vendor, agent, lessor or lessee of or to any KFI Competitive Business, or (c) otherwise in any manner associates with, or aids or abets, or gives information or financial assistance to any KFI Competitive Business.

     11. "New Information" means all information related to Executive's duties and responsibilities which is developed by Executive or under his guidance and control while in the employment of the Company or KFI, including, without limitation: (a) client and candidate prospect lists and databases; (b) interview and reference forms and notes; (c) contact information and procedures; (c) client and candidate information; (d) client and candidate prospect information;
(e) source lists and executive lists and databases; (f) research materials, forms, and tests; (g) business development information; (h) computer formats, forms, tests, interactive procedures, methods of analysis and tools developed in connection with the Business; and (i) all other proprietary and confidential information.

     12. "Noncompetition Provisions" means those certain provisions contained in this Agreement and in the Shareholders Agreement and Stock Purchase Agreement restricting the business activities of Executive, in his capacity as an employee of the Company, and in his capacity as a Shareholder of the Company.

     13. "Person" means any individual, firm, corporation, trust, partnership (limited or general), limited liability company, sole proprietorship or association.

     14. "Prevailing Party" means the party who is determined to prevail by the court after its consideration of all damages and equities in an Action Or Proceeding, whether or not the Action Or Proceeding proceeds to final judgment. The court shall retain the discretion to determine that no party is the Prevailing Party in which case no party shall be entitled to recover its Costs And Expenses.